                                                                    Exhibit 25.3

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                          ----------------------------

                  Bank One Trust Company, National Association
               (Exact name of trustee as specified in its charter)

 A National Banking Association                           31-0838515
                                                          (I.R.S. employer
                                                          identification number)

100 East Broad Street, Columbus, Ohio                     43271-0181
(Address of principal executive offices)                  (Zip Code)

                          Bank One Trust Company, N.A.
                                1 Bank One Plaza
                             Chicago, Illinois 60670
             Attn: Sandra L. Caruba, Senior Counsel, (312) 336-9436
            (Name, address and telephone number of agent for service)

                          -----------------------------

                                 NTC CAPITAL III
               (Exact name of obligor as specified in its charter)

Delaware                                                  36-7169246
(State or other jurisdiction of                           (I.R.S. employer
incorporation or organization)                            identification number)



50 South LaSalle Street
Chicago, Illinois                                         60675
(Address of principal executive offices)                  (Zip Code)

                              Preferred Securities
                         (Title of Indenture Securities)

Item 1.  General Information.  Furnish the following
                  information as to the trustee:

                  (a)   Name and address of each examining or
                  supervising authority to which it is subject.

                  Comptroller of Currency, Washington, D.C.;
                  Federal Deposit Insurance Corporation,
                  Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

                  (b)   Whether it is authorized to exercise
                  corporate trust powers.

                  The trustee is authorized to exercise corporate trust powers.

Item 2.  Affiliations With the Obligor.  If the obligor
                  is an affiliate of the trustee, describe each such affiliation.

                  No such affiliation exists with the trustee.

Item 16. List of exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

                  1. A copy of the articles of association of the trustee now in effect.*

                  2. A copy of the certificate of authority of the trustee to commence business.*

                  3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                  4.  A copy of the existing by-laws of the trustee.*

                  5.  Not Applicable.

                  6. The consent of the trustee required by Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not Applicable.

          9.   Not Applicable.

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 19th day of May, 2003.

          Bank One Trust Company, National Association, Trustee

               By   /s/ Sandra L. Caruba
                        Sandra L. Caruba
                        Senior Counsel

* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One Trust Company, National Association, filed as Exhibit 25 to the Registration Statement on Form S-3 of Burlington Northern Santa Fe Corporation, filed with the Securities and Exchange Commission on May 10, 2000 (Registration No. 333-36718).

                                    EXHIBIT 6

                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                                    May 19, 2003



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between NTC Capital III and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                    Very truly yours,

                                    Bank One Trust Company, National Association

                                    By: /s/ Sandra L. Caruba
                                            Sandra L. Caruba
                                            Senior Counsel

Bank One Trust Company, N.A.                                          FFIEC 041
-----------------------------------------                             RC-1
Legal Title of Bank
                                                                      [11]
Columbus
-----------------------------------------
City

OH                                43271
-----------------------------------------
State                           Zip Code

FDIC Certificate Number-21377

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 2003

Schedule RC-Balance Sheet

                                                Dollar Amounts in Thousands        RCON   Bil/   Mil/ Thou
----------------------------------------------------------------------------------------------------------
Assets

 1. Cash and balances due from depository institutions (from Schedule RC-A):
     a. Noninterest-bearing balances and currency and coin (1)__________________    0081      1,055,689   1.a
     b. Interest-bearing balances (2)___________________________________________    0071              0   1.b
 2. Securities:
     a. Held-to-maturity securities (from Schedule RC-B, column A)______________    1754              0   2.a
     b. Available-for-sale securities (from Schedule RC-B, column D)____________    1773            119   2.b
 3. Federal funds sold and securities purchased under agreements to resell:
     a. Federal funds sold______________________________________________________    B987        716,920   3.a
     b. Securities purchased under agreements to resell (3)_____________________    B989        397,102   3.b
 4. Loans and lease financing receivables (from Schedule RC-C):
     a. Loans and leases held for sale__________________________________________    5369              0   4.a
     b. Loans and leases, net of unearned income____________________ B528   95,531                        4.b
     c. LESS: Allowance for loan and lease losses___________________ 3123      424                        4.c
     d. Loans and leases, net of unearned income and allowance
     (item 4.b minus 4.c)_______________________________________________________    B529         95,107   4.d
 5. Trading assets (from Schedule RC-D)________________________________________     3545              0   5
 6. Premises and fixed assets (including capitalized leases)____________________    2145         13,421   6
 7. Other real estate owned (from Schedule RC-M)________________________________    2150              0   7
 8. Investments in  unconsolidated subsidiaries and associated companies
    (from Schedule RC-M)________________________________________________________    2130              0   8
 9. Customers' liability to this bank on acceptances outstanding________________    2155              0   9
10.  Intangibles assets
     a. Goodwill________________________________________________________________    3163              0   10.a
     b. Other intangibles assets (from Schedule RC-M)___________________________    0426          5,567   10.b
11. Other assets (from Schedule RC-F)___________________________________________    2160        372,249   11
12. Total assets (sum of items 1 through 11)____________________________________    2170      2,656,174   12

--------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
(3) Includes all securities resale agreements, regardless of maturity.

Bank One Trust Company, N.A.                                           FFIEC 041
-----------------------------------                                    RC-2
Legal Title of Bank                                                    ---------
                                                                           12
FDIC Certificate Number - 21377                                        ---------

Schedule RC - Continued


                                   Dollar Amounts in Thousands  RCON  Bil/Mil/Thou
---------------------------------------------------------------------------------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals
       of columns A and C from Schedule RC-E)                   2200   1,524,707       13.a
       (1) Noninterest-bearing(1)            6631    966,383                           13.a.1
       (2) Interest-bearing                  6636    588,324                           13.a.2
    b. Not applicable
14. Federal funds purchased and securities
    sold under agreements to repurchase
    a. Federal funds purchased (2)                              B993           0       14.a
    b. Securities sold under agreements to repurchase (3)       B995           0       14.b
15. Trading liabilities (from Schedule RC-D)                    3548           0       15
16. Other borrowed money (includes mortgage indebtedness and
    obligations under capitalized leases) (from Schedule RC-M): 3190           0       16
17. Not applicable
18. Bank's liability on acceptances executed and outstanding    2920           0       18
19. Subordinated notes and debentures (4)                       3200           0       19
20. Other liabilities (from Schedule RC-G)                      2930     933,994       20
21. Total liabilities (sum of Items 13 through 20)              2948   2,458,701       21
22. Minority interest in consolidated subsidiaries              3000           0       22
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus               3838           0       23
24. Common stock                                                3230         800       24
25. Surplus (exclude all surplus related to preferred stock)    3839      45,157       25
26. a. Retained earnings                                        3632     151,514       26.a
    b. Accumulated other comprehensive income (5)               B530           2       26.b
27. Other equity capital components (6)                         A130           0       27
28. Total equity capital (sum of Items 23 through 27)           3210     197,473       28
29. Total liabilities, minority interest, and equity capital
    (sum of Items 21, 22, and 28)                               3300   2,656,174       29

Memorandum
To be reported with the March Report of Condition.              RCON     Number
                                                                ----------------
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of
   auditing work performed for the bank by independent external
   auditors as of any date during 2002                          6724           2       M. 1

1=Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2=Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3=Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm
4=Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by the state chartering authority)
5=Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
6=Review of the bank's financial statements by external auditors
7=Compilation of the bank's financial statements by external auditors
8=Other audit procedures (excluding tax preparation work)
9=No external audit work

----
 (1) Includes total demand deposits and noninterest-bearing time and savings deposits.
 (2) Report overnight Federal Home Loan Bank advances in Schedule RC, Item 16, "other borrowed money."
 (3) Includes all securities repurchase agreements, regardless of maturity.
 (4) Includes limited-life preferred stock and related surplus.
 (5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
 (6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.